UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 1, 2010
(Date of earliest event reported)

KINGSTONE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1154 Broadway, Hewlett, NY	11557
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 374-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Effective as of November 1, 2010, the holders of a majority of the outstanding shares of common stock of Kingstone Companies, Inc. (the “Company”) (exclusive of the Exchange Shares, as defined below), by written consent in lieu of a meeting of stockholders, approved the issuance of 787,409 shares of common stock of the Company (the “Exchange Shares”) in exchange for the Company’s outstanding Series E preferred stock.  The following is a listing of the votes cast for and against the issuance as well as abstentions with respect thereto:

For	1,627,490
Against	110
Abstentions	0

Based upon the foregoing stockholder approval, the Company has regained compliance with Listing Rules 5635(c)) and 5635(d)(2) of The Nasdaq Stock Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSTONE COMPANIES, INC.

Dated: November 2, 2010	By:	/s/ Barry B. Goldstein
Barry B. Goldstein
President